                                                                    EXHIBIT 10.2


                             EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT ("Agreement"), dated as of February 10, 1998, by and between Charles O'Brien, Jr. (the "Executive") and Montgomery Tank Lines, Inc., an Illinois corporation (the "Company").

          WHEREAS, the Executive is currently an employee of  the Company;

          WHEREAS, concurrently with the execution and delivery of this Agreement, MTL Inc. and Sombrero Acquisition Corp. are entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof; and

          WHEREAS, MTL Inc. and Sombrero Acquisition Corp. intend that the Company continue the employment of the Executive pursuant to the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

          1.   Employment.  The Company hereby employs the Executive, and the
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Executive hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth. The Executive's employment hereunder shall commence, and shall be effective only upon, the occurrence of the "Effective Time" of the Merger Agreement (the "Effective Date").

          2.   Term.  Subject to the provisions for earlier termination as
               ----
herein provided, the employment of the Executive hereunder will be for the period commencing on the Effective Date and ending on the second anniversary of such date. On the first anniversary of the Effective Date, and on each anniversary thereafter, the term of this Agreement shall automatically be extended by an additional one year unless, no later than 90 days prior to any such renewal date, either the Company or the Executive gives written notice to the other that the term will not be extended, in which case the Executive's employment hereunder shall terminate upon the expiration of the then-current term. The period of the Executive's employment under this Agreement, as it may be terminated or extended from time to time as provided herein, is referred to hereafter as the "Employment Period."

          3.   Duties and Responsibilities.  The Executive will be employed by
               ---------------------------
the Company in the same capacity as such Executive is currently employed by the Company. The Executive will faithfully perform the duties and responsibilities of such office, as they may be assigned from time to time by the Board of Directors of the Company (the "Board") or the Board's designee. The Executive shall devote full-time attention and energy during all business hours during the Employment Period (subject to sick leave and vacation time taken in accordance with Company policy) to the business of the Company, and at all times the Executive shall use his best efforts to serve and advance the business of the Company. During the Employment Period, the Executive will not be engaged in any other business activity which, in the reasonable judgment of the Board or its designee, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage, except for such passive investments permitted under Section 7(a)(i) hereof.

          4.   Compensation and Benefits.
               -------------------------

          (a)  Base Salary.  The Company will pay to the Executive an annual
               -----------
base salary of not less than $192,238.80, payable in accordance with the Company's normal payroll policy. The Executive's base salary shall be reviewed annually by the Board and shall be subject to increase at the option and sole discretion of the Board.

          (b)  Bonus.  The Executive shall be eligible to receive, at the sole
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discretion of the Board, an annual cash bonus based on pre-determined performance standards established pursuant to the Company's Goal-Oriented Compensation Achievement Plan on the date hereof, or such other annual bonus plan as may be in effect from time to time. The Executive shall have a target bonus of 42% of his base salary under such plan. The bonus target under such plan for 1998 shall be based on the annual bonus targets that have been set prior to the Effective Date hereof, but adjusted by the Compensation Committee of the Board (in consultation with management) to reflect the effect on the Company of the transactions contemplated by the Merger Agreement. In addition, the Company will reserve an additional bonus amount equal to 18% of base salary, payable in whole or in part based on guidelines established and evaluated by the Compensation Committee of the Board (in consultation with management) relating to extraordinary performance by the Company and Executive.

          (c)  Benefits.  In addition to the salary and cash bonus referred to
               --------
above, the Executive shall be entitled during the Employment Period to participate in such employee benefit plans or programs of the Company, and shall be entitled to such other fringe benefits, as are from time to time made available by the Company generally to employees of the Executive's position, tenure, salary, and other qualifications, on terms and conditions at least as favorable as those provided to such similarly situated employees. The employee benefits plans available to the Executive during the Employment Period shall be comparable, in the aggregate, to those made available to the Executive by the Company immediately prior to the Effective Date. The Executive acknowledges and agrees that the Company does not guarantee the adoption of any particular employee benefit plan or program or other fringe benefit during the Employment Period, and participation by the Executive in any such plan or program shall be subject to the rules and regulations applicable thereto.

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

          (d)  Stock Options.  Upon consummation of the transactions
               -------------
contemplated under the Merger Agreement, the Executive shall be granted options to purchase 25,500 shares of common stock of the Company under the terms of the Option Plan described in Attachment A hereto (the "New Options"). In addition, the Executive shall be eligible for such other awards, if any, under the Option Plan or any other stock option or other equity-based incentive plan as shall be granted to the Executive from time to time by the Board or its designee, in its sole discretion.

          (e)  Expenses.  The Company will reimburse the Executive, in
               --------
accordance with the practices in effect from time to time for other officers or staff personnel of the Company, for all reasonable and necessary business expenses incurred by the Executive for or on behalf of the Company in the performance of the Executive's duties hereunder, upon presentation by the Executive to the Company of appropriate vouchers or documentation.

          5.   Termination.  The Company reserves the right to terminate the
               -----------
Executive's employment hereunder at any time with or without Cause (as defined herein), subject to the provisions of section 6(d) hereof. In addition, the Executive's employment hereunder may be terminated by the Company under the following circumstances:

          (a)  Death.  The Executive's employment hereunder shall terminate upon
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his death.

          (b)  Disability.  If, as a result of the Executive's incapacity due to
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physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for three consecutive months or for a period in excess of six months within any twelve month period (whether or not consecutive), and within thirty days after written notice of termination is given (which may occur before or after the end of such absence period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder on the basis of disability.

          (c)  For Cause.  The Company may terminate the Executive's employment
               ---------
hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder if such termination shall be the result of:

          (i) the willful failure by the Executive to substantially perform his duties hereunder (which shall be deemed to include, without limitation, habitual absenteeism or dereliction of duty), which failure continues following written notice to the Executive by the Company;

          (ii) disobeying in a material respect any written and legally appropriate

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

     directives of the Board that are specific in nature;

          (iii) a material breach of the Executive's fiduciary duty to the Company or fraud, willful misconduct or material dishonesty in connection with the Executive's performance hereunder;

          (iv) the material breach of any of the covenants set forth in Section 7 hereof; or

          (v)   indictment or conviction for, or plea of guilty or nolo
                                                                   ----
     contendere to a charge of commission of a felony.
     ----------

Any termination of the Executive's employment for Cause by the Company shall be communicated by a written notice of termination, indicating the specific termination provision in the Agreement relied upon and setting forth the facts that provide the basis for the Executive's termination. Such notice must be given at least thirty days prior to termination, and the Executive shall have the opportunity during such notification period to cure or correct any failure or breach upon which the Executive's termination is based.

          (d)   Good Reason.   The Executive may terminate his employment
                -----------
hereunder for "Good Reason." For purposes of this Agreement, the Executive shall have "Good Reason" to terminate his employment if such termination shall be the result of:

          (i) a material diminution by the Company in the Executive's duties and responsibilities as contemplated by Section 3 hereof;

          (ii) a material breach by the Company of its compensation and benefit obligations under Section 4 hereof; or

          (iii) an involuntary relocation by more than 50 miles of the Executive's principal place of business as of the Effective Date.

Any termination of the Executive's employment for Good Reason by the Executive shall be communicated by a written notice of termination, indicating the specific termination provision in the Agreement relied upon and setting forth the facts that provide the basis for the Executive's termination. Such notice must be given at least thirty days prior to termination, and the Company shall have the opportunity during such notification period to cure or correct any failure or breach upon which the Executive's termination is based.

          6.    Compensation Upon Termination.
                -----------------------------

          (a)   Death.  If the Executive's employment is terminated by his
                -----
death, the Company shall pay to the Executive's legal representative (in accordance with Section

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

18 hereof) (i) any unpaid base salary through the date of death and for sixty days thereafter and (ii) a pro rata annual bonus as calculated in accordance with Section 6(f) hereof. Except as provided in Section 6(g) hereof, the Company shall have no further obligation to the Executive hereunder.

          (b)   Disability.  During any period that the Executive fails to
                ----------
perform his duties hereunder as a result of incapacity due to disability as described in Section 5(b) above, the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 5(b) hereof, provided that payments so made to the Executive during the disability period shall be reduced by the sum of the amounts, if any, paid to the Executive at or prior to the time of any such payment under any disability benefit plans of the Company or under the Social Security disability insurance program. The Executive shall also receive a pro rata annual bonus for the year of termination as calculated in accordance with
Section 6(f) hereof.

          (c)   For Cause; Voluntary Termination, Etc.  If the Executive's
                -------------------------------------
employment shall be terminated (i) by the Company for Cause, (ii) by the Executive other than for Good Reason or (iii) by either party by providing written notice of termination pursuant to Section 2 of this Agreement, the Company shall pay the Executive his base salary through the final date of employment and, except as provided in Section 6(g) hereof, the Company shall have no further obligation to the Executive hereunder.

          (d)   Without Cause; Good Reason.  In the event of termination of the
                --------------------------
Executive's employment hereunder by the Company without Cause (other than upon death or disability) or by the Executive for Good Reason, the Executive shall be entitled to the following severance pay and benefits:

          (i) severance payments in the form of continuation of the Executive's base salary as in effect immediately prior to such termination over the then-remaining current term hereof (the "Severance Period");

          (ii) continuation during the Severance Period of coverage under the group medical benefits plan in which the Executive is participating at the time of termination; provided, however, that the Company's obligation to
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     provide such coverage shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during the Severance Period; and

          (iii) a pro rata bonus as calculated in accordance with Section 6(f) hereof.

          (e)   Sole Remedy.  The parties agree that the foregoing shall
                -----------
constitute the Executive's sole and exclusive rights and remedies by reason of termination pursuant to this Section 6, and that with respect to Section 6(d) above, such amounts shall constitute an agreement between the parties of liquidated damages for the Executive by

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

reason of any such termination. It is further understood that neither party hereto shall be entitled to punitive, consequential or special damages with respect to any claim hereunder, and each party waives all such rights and remedies if any.

          (f)  Pro Rata Bonus.  If the Executive's employment is terminated
               --------------
under Section 5 hereof as a result of death, disability, by the Company without Cause or by the Executive for Good Reason, the Executive shall receive a pro rata portion of the annual bonus for the year in which the termination occurs (based on the period of service prior to such termination), with such amount calculated and paid following the completion of the year based on the Company's performance applicable under the terms of the bonus plan, to be applied on a basis consistent with the methodology used for other plan participants.

          (g)  Other Benefits.  The benefits payable to the Executive under this
               --------------
Agreement are not in lieu of any benefits payable under any employee benefit plan, program or arrangement of the Company, and upon termination the Executive will receive such benefits or payments, if any, as he may be entitled to receive pursuant to the terms of such plans, programs and arrangements.

          7.   Restrictive Covenants.
               ---------------------

          (a)  Covenant Not to Compete.
               -----------------------

          (i) During the Employment Period and until (A) the expiration of the then-current remaining term of this Agreement, in the event the Executive is terminated by the Company for Cause or the Executive voluntarily resigns other than for Good Reason or (B) the expiration of the Severance Period, if the Executive is terminated by the Company without Cause or resigns for Good Reason (the "Restricted Period"), the Executive will not, within any geographical area in which the Company or any of its subsidiaries, affiliates or owner-operators conducts business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any entity that engages in the bulk transportation services business or any related service in the bulk transportation services industry in which the Company or any of its subsidiaries is engaged on the date of the Executive's termination of employment (the "BTS Business"), except that the Executive shall be allowed to invest his assets in the securities of public companies engaged in the BTS Business if such holdings are passive investments which do not involve the Executive's holding with respect to any such entity the position of officer, director, employee, consultant or general partner, or owning directly or indirectly two percent (2%) or more of the stock, whether voting or not, of any such entity, and which do not involve the Executive becoming a secured or unsecured creditor of any such entity.

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

          (ii) At its sole option, the Company may extend by a period of up to one year the Restricted Period applicable under Sections 7(a)(i) and (iii) hereof by providing to the Executive the severance payments and benefits referred to in Section 6(d)(i)-(ii) hereof for the duration of any such extended period. The Company shall notify the Executive if it wishes to exercise this option not later than 90 days prior to the expiration of the then-current Restricted Period.

          (iii) During the Restricted Period, the Executive agrees to refrain from interfering with the employment relationship between the Company, its subsidiaries and its affiliates and their respective employees, members of the Company's "Affiliate Program" (as defined in the Merger Agreement) or other independent owner/operators by soliciting any of such individuals to participate in independent business ventures, and the Executive agrees to refrain from soliciting business from any client or prospective client of the Company or any of its subsidiaries or affiliates for the Executive's benefit or for any entity in which the Executive has an interest or is employed.

          (iv) In the event of a knowing, willful and material breach of the restrictive covenants set forth in this Section 7(a), the Company shall have the right, in its sole discretion, and in addition to its right of enforcement under Section 8 hereof and any other right of enforcement or recovery available to the Company at law or equity or under this Agreement, to (a) suspend or cancel the Executive's right to exercise the New Options (whether or not then otherwise exercisable), (b) suspend or cancel the Executive's pending right to receive an issuance of shares in settlement of any New Option exercise, and/or (c) either (1) cancel the shares issued upon exercise of the New Options (with repayment to the Executive of the full purchase price paid for such shares) or (2) require the Executive to pay to the Company in cash an amount equal to the gain realized by the Executive upon exercise of any New Option; provided, however, that the foregoing shall not apply to any New Options exercised more than six months prior to the date of termination of employment. The Company shall provide at least five days advance notice and opportunity to cure before exercising this right.

          (b)   Intellectual Property.  During the Employment Period, the
                ---------------------
Executive will disclose to the Company all ideas, inventions, creations, business plans and other intellectual property developed by the Executive during such period which relate directly or indirectly to the BTS Business, including, without limitation, any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that such will be the property of the Company and that the Executive will, at the Company's request and cost, do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to the Company. The Executive shall be prohibited from making use of or implementing any such ideas, inventions or business plans in connection with his employment with a business that is considered a competitor under Section 7(a)(i) hereof.

          (c)  Confidentiality.  During the Employment Period and at all times
               ---------------
thereafter, the Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources), product design and customer and supplier information. The Executive further agrees not to disclose, publish or make use of any such knowledge or information for personal purposes or for the benefit of any person, firm, corporation or other entity (other than the Company or any persons employed or designated by the Company) without the prior written consent of the Company.

          (d)  Remedy for Breach.  In addition to any remedies available to the
               -----------------
Company at law or under this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of this Section 7 and the Executive hereby consents that such restraining order or injunction may be granted.

          8.   Enforcement.  It is the desire and intent of the parties hereto
               -----------
that the provisions of this Agreement be enforceable by a court of competent jurisdiction to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein.

          9.   Survival.  Notwithstanding anything contained in this Agreement
               --------
to the contrary, the provisions of Sections 6, 7 and 8 hereof will survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.

          10.  Effectiveness.  This Agreement shall become effective upon
               -------------
consummation of the transactions contemplated by the Merger Agreement and prior thereto shall be of no force and effect. If the Merger Agreement shall be terminated in accordance with its terms, this Agreement shall automatically be deemed to have been terminated and shall thereafter be of no force or effect.

          11.  Notices.  Notices and other communications hereunder will be in
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writing and will be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

if to the Executive:                    Charles O'Brien, Jr.
                                        1040 Royal Pass
                                        Tampa, Florida 33602

and if to the Company:                  Montgomery Tank Lines, Inc.
                                        3108 Central Drive
                                        Plant City, Florida  33566
                                        Attention:

with a copy to:                         Joshua Harris
                                        c/o Apollo Management, L.P.
                                        1301 Avenue of the Americas, 38th Floor
                                        New York, NY 10019

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery, if personally delivered; on the business day after the date when sent, if sent by air courier; and on the third business day after the date when sent, if sent by mail, in each case addressed to such party as provided in this Section 11 or in accordance with the latest unrevoked direction from such party.

          12.  Arbitration.  Except as specifically provided in Section 8
               -----------
hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The attorney's fees and expenses of the prevailing party shall be paid by the non-prevailing party, based on a determination made by the arbitrator for this purpose as to which party is the prevailing party hereunder. Arbitrators will be selected from the American Arbitration Association's panel of arbitrators in the New York region and the location of the arbitration proceeding shall be in Hillsborough County, Florida.

          13.  Governing Law.  This Agreement will be governed by, and construed
               -------------
and enforced in accordance with, the laws of the State of Florida, without reference to conflict of law principles.

          14.  Waiver of Breach.  The waiver by either party of a breach of any
               ----------------
provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.

          15.  Entire Agreement; Amendments.  This Agreement contains the entire
               ----------------------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereof,

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

including, without limitation, the employment agreement entered into by and between the parties on February 23, 1989. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

          16.  Headings.  The section headings contained in this Agreement are
               ---------
for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          17.  Severability.  Any provision of this Agreement that is prohibited
               ------------
or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

          18.  Assignment; Successors.  This Agreement is personal in its nature
               ----------------------
and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, that
                                                                --------
(i) the provisions hereof will inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise and (ii) all of the Executive's rights to compensation following his death shall inure to the benefit of his heirs, estate, personal representatives or designees or other legal representatives as the case may be.

          19.  Shareholders Agreement.   The parties hereto shall use reasonable
               ----------------------
efforts to enter into a Shareholders Agreement effective as of the Effective Date hereof substantially in accordance with the terms attached hereto as Attachment B.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                              MONTGOMERY TANK LINES, INC.



                                              /s/ Richard Brandewie
                                              ----------------------------
                                              Richard Brandewie
                                              Senior Vice President



                                              EXECUTIVE



                                              /s/ Charles J. O'Brien, Jr.
                                              ----------------------------
                                                  Charles J. O'Brien, Jr.

                                      11